Exhibit 99.1
Workday Announces Fiscal 2023 Second Quarter Financial Results

Fiscal Second Quarter Total Revenues of $1.54 Billion, Up 21.9% Year Over Year
Subscription Revenues of $1.37 Billion, Up 22.8% Year Over Year
24-Month Subscription Revenue Backlog of $8.37 Billion, Up 21.7% Year Over Year
Total Subscription Revenue Backlog of $13.47 Billion, Up 27.4% Year Over Year

PLEASANTON, Calif., Aug. 25, 2022 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2023 second quarter ended July 31, 2022.

Fiscal 2023 Second Quarter Results

•Total revenues were $1.54 billion, an increase of 21.9% from the second quarter of fiscal 2022. Subscription revenues were $1.37 billion, an increase of 22.8% from the same period last year.
•Operating loss was $34.1 million, or negative 2.2% of revenues, compared to an operating loss of $1.1 million, or negative 0.1% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $301.6 million, or 19.6% of revenues, compared to a non-GAAP operating income of $291.8 million, or 23.2% of revenues, in the same period last year.1
•Basic and diluted net loss per share was $0.25, compared to basic and diluted net income per share of $0.43 and $0.41, respectively, in the second quarter of fiscal 2022. Non-GAAP basic and diluted net income per share was $0.86 and $0.83, respectively, compared to non-GAAP basic and diluted net income per share of $1.29 and $1.23, respectively, in the same period last year.2
•Operating cash flows were $114.4 million compared to $198.5 million in the prior year.
•Cash, cash equivalents, and marketable securities were $6.29 billion as of July 31, 2022.

Comments on the News

“We continue to see a strong global demand for our products, underscoring how organizations are continuing to drive digital transformation across finance and HR to support the changing world of work,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “Thanks to our incredible employees and their ongoing commitment to customer service and innovation, I am confident in our ability to deliver continued value to our global customer community and capitalize on the great opportunity in front of us.”

“Our continued momentum is a testament to our strategy, which focuses on delivering significant value to our customers and helping them adapt and grow in today’s dynamic environment,” said Chano Fernandez, co-CEO, Workday. “As we look to the future, we will continue to invest in key industries and our global opportunity, as well as grow our footprint with existing customers and our partner ecosystem.”

“We delivered strong second-quarter results with healthy growth across the business, as enterprises of all sizes increasingly realize the need for a flexible, modern finance and HR solution to navigate their businesses and drive change during these uncertain times,” said Barbara Larson, chief financial officer, Workday. “Our updated outlook reflects the momentum in our business and the mission-critical nature of our solutions, while also balancing the current macro environment. As a result, we are maintaining our guidance for fiscal 2023 subscription revenue to be in the range of $5.537 billion to $5.557 billion, representing 22% year-over-year growth. We expect third quarter subscription revenue of $1.418 billion to $1.420 billion, growth of 21%. We are raising our fiscal 2023 non-GAAP operating margin guidance to 19.0%, reflecting the scalability of our model and our commitment to longer-term margin expansion.”

Recent Highlights

•Workday achieved FedRAMP Authorized status at the Moderate security impact level, marking the company’s official entry into the U.S. federal government market.
•Workday was positioned by Gartner® in the Leaders quadrant of the inaugural 2022 Gartner® Magic Quadrant™ for Cloud ERP for Service-Centric Enterprises based on completeness of vision and ability to execute.3

•Workday announced that Wayne A.I. Frederick, M.D., president of Howard University, has been elected to its board of directors as an independent director.
•Workday was included in JUST Capital’s 2022 Workforce Equity and Mobility Ranking, which highlights companies that perform best on key disclosure and performance metrics that address racial equity and advance workforce opportunity and mobility.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2023 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud ERP for Service-Centric Enterprises,” by John Van Decker, Denis Torii, Tim Faith, Sam Grinter, Patrick Connaughton, July 12, 2022.

Required Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER and Magic Quadrant are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2023 subscription revenues and non-GAAP operating margin, third quarter subscription revenue, growth, innovation, opportunities, demand, momentum, pipeline, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ii) the impact of recent macroeconomic events on our business, as well as our customers, prospects, partners, and service providers; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended July 31, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,486,540	$1,534,273
Marketable securities	3,806,427	2,109,888
Trade and other receivables, net	1,105,288	1,242,545
Deferred costs	165,012	152,957
Prepaid expenses and other current assets	241,390	174,402
Total current assets	7,804,657	5,214,065
Property and equipment, net	1,233,151	1,123,075
Operating lease right-of-use assets	286,284	247,808
Deferred costs, noncurrent	353,990	341,259
Acquisition-related intangible assets, net	347,875	391,002
Goodwill	2,840,044	2,840,044
Other assets	383,549	341,252
Total assets	$13,249,550	$10,498,505
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$60,710	$55,487
Accrued expenses and other current liabilities	293,646	195,590
Accrued compensation	374,246	402,885
Unearned revenue	2,888,792	3,110,947
Operating lease liabilities	91,481	80,503
Debt, current	1,148,982	1,222,443
Total current liabilities	4,857,857	5,067,855
Debt, noncurrent	2,974,023	617,354
Unearned revenue, noncurrent	53,938	71,533
Operating lease liabilities, noncurrent	213,537	182,456
Other liabilities	22,387	24,225
Total liabilities	8,121,742	5,963,423
Stockholders’ equity:
Common stock	255	251
Additional paid-in capital	7,988,096	7,284,174
Treasury stock	(12,588)	(12,467)
Accumulated other comprehensive income (loss)	62,961	7,709
Accumulated deficit	(2,910,916)	(2,744,585)
Total stockholders’ equity	5,127,808	4,535,082
Total liabilities and stockholders’ equity	$13,249,550	$10,498,505

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenues:
Subscription services	$1,367,335	$1,113,454	$2,639,411	$2,145,623
Professional services	168,463	146,907	331,044	289,771
Total revenues	1,535,798	1,260,361	2,970,455	2,435,394
Costs and expenses (1):
Costs of subscription services	244,982	192,738	477,904	374,946
Costs of professional services	178,103	152,783	348,002	303,628
Product development	547,835	444,251	1,089,344	885,867
Sales and marketing	458,701	358,157	888,002	684,651
General and administrative	140,255	113,552	274,124	225,735
Total costs and expenses	1,569,876	1,261,481	3,077,376	2,474,827
Operating income (loss)	(34,078)	(1,120)	(106,921)	(39,433)
Other income (expense), net	(32,789)	102,985	(52,952)	93,934
Income (loss) before provision for (benefit from) income taxes	(66,867)	101,865	(159,873)	54,501
Provision for (benefit from) income taxes	(2,709)	(3,871)	6,458	(4,713)
Net income (loss)	$(64,158)	$105,736	$(166,331)	$59,214
Net income (loss) per share, basic	$(0.25)	$0.43	$(0.66)	$0.24
Net income (loss) per share, diluted	$(0.25)	$0.41	$(0.66)	$0.23
Weighted-average shares used to compute net income (loss) per share, basic	254,355	246,943	253,071	245,308
Weighted-average shares used to compute net income (loss) per share, diluted	254,355	260,016	253,071	252,900

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Costs of subscription services	$25,090	$20,421	$51,320	$41,138
Costs of professional services	25,838	26,534	53,422	54,226
Product development	147,181	129,892	300,485	259,754
Sales and marketing	59,878	52,168	119,047	102,476
General and administrative	50,020	35,704	95,239	71,760
Total share-based compensation expenses	$308,007	$264,719	$619,513	$529,354

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(64,158)	$105,736	$(166,331)	$59,214
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	92,695	85,383	182,541	167,846
Share-based compensation expenses	308,007	264,719	619,513	529,354
Amortization of deferred costs	42,258	33,748	81,685	65,362
Non-cash lease expense	22,911	21,069	44,959	43,299
(Gains) losses on investments	16,499	(106,275)	24,579	(100,257)
Other	11,413	(7,009)	12,122	(8,633)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(324,841)	(227,511)	138,123	164,608
Deferred costs	(64,742)	(52,834)	(106,471)	(79,104)
Prepaid expenses and other assets	(9,885)	(3,531)	(33,882)	(39,097)
Accounts payable	(4,142)	8,060	2,768	7,890
Accrued expenses and other liabilities	25,065	(15,687)	(5,808)	(26,607)
Unearned revenue	63,278	92,605	(239,723)	(132,974)
Net cash provided by (used in) operating activities	114,358	198,473	554,075	650,901
Cash flows from investing activities:
Purchases of marketable securities	(1,329,471)	(829,370)	(3,340,090)	(1,594,765)
Maturities of marketable securities	984,887	771,824	1,586,362	1,629,232
Sales of marketable securities	28,237	14,829	33,367	27,286
Owned real estate projects	(245)	(71)	(265)	(171,494)
Capital expenditures, excluding owned real estate projects	(168,598)	(87,781)	(227,348)	(157,577)
Business combinations, net of cash acquired	—	—	—	(679,220)
Purchases of non-marketable equity and other investments	(1,900)	(12,039)	(16,923)	(57,806)
Sales and maturities of non-marketable equity and other investments	95	3,270	7,161	3,295
Other	—	6	—	1
Net cash provided by (used in) investing activities	(486,995)	(139,332)	(1,957,736)	(1,001,048)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	2,978,077	—
Repayments and extinguishment of debt	(30)	(9,395)	(693,983)	(18,821)
Payments for debt issuance costs	—	—	(7,220)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	83,302	75,844	84,292	74,487
Other	(185)	(151)	(377)	(376)
Net cash provided by (used in) financing activities	83,087	66,298	2,360,789	55,290
Effect of exchange rate changes	(145)	(321)	(830)	(135)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(289,695)	125,118	956,298	(294,992)
Cash, cash equivalents, and restricted cash at the beginning of period	2,786,738	967,811	1,540,745	1,387,921
Cash, cash equivalents, and restricted cash at the end of period	$2,497,043	$1,092,929	$2,497,043	$1,092,929

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$244,982	$(25,090)	$(14,596)	$—	$205,296
Costs of professional services	178,103	(25,838)	(775)	—	151,490
Product development	547,835	(147,181)	(2,236)	—	398,418
Sales and marketing	458,701	(59,878)	(9,388)	—	389,435
General and administrative	140,255	(50,020)	(628)	—	89,607
Operating income (loss)	(34,078)	308,007	27,623	—	301,552
Operating margin	(2.2)%	20.1%	1.7%	—%	19.6%
Other income (expense), net	(32,789)	—	—	—	(32,789)
Income (loss) before provision for (benefit from) income taxes	(66,867)	308,007	27,623	—	268,763
Provision for (benefit from) income taxes	(2,709)	—	—	53,773	51,064
Net income (loss)	$(64,158)	$308,007	$27,623	$(53,773)	$217,699
Net income (loss) per share, basic (1)	$(0.25)	$1.21	$0.11	$(0.21)	$0.86
Net income (loss) per share, diluted (1)	$(0.25)	$1.21	$0.11	$(0.24)	$0.83
(1)GAAP net loss per share is calculated based upon 254,355 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 254,355 basic and 262,931 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.5 million and employer payroll tax-related items on employee stock transactions of $6.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate is 19%. Included in the per share amount is a dilution impact of $0.03 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$192,738	$(20,421)	$(13,132)	$—	$159,185
Costs of professional services	152,783	(26,534)	(1,215)	—	125,034
Product development	444,251	(129,892)	(3,161)	—	311,198
Sales and marketing	358,157	(52,168)	(9,764)	—	296,225
General and administrative	113,552	(35,704)	(933)	—	76,915
Operating income (loss)	(1,120)	264,719	28,205	—	291,804
Operating margin	(0.1)%	21.0%	2.3%	—%	23.2%
Other income (expense), net	102,985	—	—	—	102,985
Income (loss) before provision for (benefit from) income taxes	101,865	264,719	28,205	—	394,789
Provision for (benefit from) income taxes	(3,871)	—	—	78,881	75,010
Net income (loss)	$105,736	$264,719	$28,205	$(78,881)	$319,779
Net income (loss) per share, basic (1)	$0.43	$1.07	$0.11	$(0.32)	$1.29
Net income (loss) per share, diluted (1)	$0.41	$1.02	$0.11	$(0.31)	$1.23
(1)GAAP and non-GAAP net income per share are both calculated based upon 246,943 basic and 260,016 diluted weighted-average shares of common stock. The numerator used to compute GAAP and non-GAAP diluted net income per share was increased by $1.6 million and $1.3 million, respectively, for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.8 million and employer payroll tax-related items on employee stock transactions of $8.4 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$477,904	$(51,320)	$(30,922)	$—	$395,662
Costs of professional services	348,002	(53,422)	(4,674)	—	289,906
Product development	1,089,344	(300,485)	(15,247)	—	773,612
Sales and marketing	888,002	(119,047)	(23,434)	—	745,521
General and administrative	274,124	(95,239)	(3,241)	—	175,644
Operating income (loss)	(106,921)	619,513	77,518	—	590,110
Operating margin	(3.6)%	20.9%	2.6%	—%	19.9%
Other income (expense), net	(52,952)	—	—	—	(52,952)
Income (loss) before provision for (benefit from) income taxes	(159,873)	619,513	77,518	—	537,158
Provision for (benefit from) income taxes	6,458	—	—	95,601	102,059
Net income (loss)	$(166,331)	$619,513	$77,518	$(95,601)	$435,099
Net income (loss) per share, basic (1)	$(0.66)	$2.45	$0.31	$(0.38)	$1.72
Net income (loss) per share, diluted (1)	$(0.66)	$2.45	$0.31	$(0.44)	$1.66
(1)GAAP net loss per share is calculated based upon 253,071 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 253,071 basic and 263,224 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $2.6 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $43.1 million and employer payroll tax-related items on employee stock transactions of $34.4 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate is 19%. Included in the per share amount is a dilution impact of $0.06 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$374,946	$(41,138)	$(27,336)	$—	$306,472
Costs of professional services	303,628	(54,226)	(8,168)	—	241,234
Product development	885,867	(259,754)	(22,703)	—	603,410
Sales and marketing	684,651	(102,476)	(26,870)	—	555,305
General and administrative	225,735	(71,760)	(5,319)	—	148,656
Operating income (loss)	(39,433)	529,354	90,396	—	580,317
Operating margin	(1.6)%	21.7%	3.7%	—%	23.8%
Other income (expense), net	93,934	—	—	—	93,934
Income (loss) before provision for (benefit from) income taxes	54,501	529,354	90,396	—	674,251
Provision for (benefit from) income taxes	(4,713)	—	—	132,821	128,108
Net income (loss)	$59,214	$529,354	$90,396	$(132,821)	$546,143
Net income (loss) per share, basic (1)	$0.24	$2.16	$0.37	$(0.54)	$2.23
Net income (loss) per share, diluted (1)	$0.23	$2.09	$0.36	$(0.58)	$2.10
(1)GAAP net income per share is calculated based upon 245,308 basic and 252,900 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 245,308 basic and 260,718 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $2.6 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $52.7 million and amortization of acquisition-related intangible assets of $37.7 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.05 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2023 and 2022, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com